CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 665 to Registration Statement No. 33-26305 on Form N-1A of our reports dated November 23, 2016, relating to the financial statements and financial highlights of BlackRock Small Cap Growth Equity Portfolio, BlackRock Global Opportunities Portfolio, BlackRock International Opportunities Portfolio, BlackRock U.S Opportunities Portfolio, BlackRock All-Cap Energy Resources Portfolio, BlackRock Energy & Resources Portfolio and BlackRock Tactical Opportunities Fund (formerly BlackRock Managed Volatility Portfolio), each a series of BlackRock FundsSM, appearing in the Annual Reports on Form N-CSR of the BlackRock FundsSM for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 25, 2017